UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 18, 2012

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-3551	25-0464690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

625 Liberty Avenue, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 553-5700

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of EQT Corporation (the “Company”), the Company’s shareholders considered four proposals, each of which is described in more detail in the Company’s definitive proxy statement dated March 9, 2012.  The final vote results for each proposal were as follows:

Proposal 1	Shares For	Shares Against	Shares Abstained	Broker Non-Votes
Elected Kenneth M. Burke to the Board of Directors to serve a one-year term expiring in 2013.	108,638,831	1,001,407	1,380,893	19,114,003
Elected Margaret K. Dorman to the Board of Directors to serve a two-year term expiring in 2014.	108,673,447	975,246	1,372,439	19,114,002
Elected the individuals set forth below to the Board of Directors to serve a three-year term expiring in 2015.
• Philip G. Behrman, Ph.D.	108,640,430	959,452	1,421,249	19,114,003
• A. Bray Cary, Jr.	107,369,130	1,091,392	2,569,940	19,104,672
• Lee T. Todd, Jr., Ph.D.	107,557,847	998,464	2,463,661	19,115,162

Proposal 2	Shares For	Shares Against	Shares Abstained	Broker Non-Votes
Approved a non-binding resolution regarding the compensation of the Company’s named executive officers for 2011.	103,408,531	5,715,603	1,896,724	19,114,276

Proposal 3	Shares For	Shares Against	Shares Abstained
Ratified the appointment of Ernst & Young, LLP as the independent registered public accounting firm for the year ended December 31, 2012.	126,756,978	1,984,064	1,394,091

Proposal 4	Shares For	Shares Against	Shares Abstained	Broker Non-Votes
Approved a non-binding shareholder proposal regarding declassification of the Company’s Board	89,899,504	19,467,127	1,654,228	19,114,275

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Dated: April 19, 2012	By:	/s/ Philip P. Conti
		Name:	Philip P. Conti
		Title:	Senior Vice President and
Chief Financial Officer